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                                   Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholders
Watts Industries, Inc.

We consent to the incorporation by reference in the following registration statements of Watts Industries, Inc. (1) No. 333-32685 on Form S-8,
(2) No. 33-37926 on Form S-8, (3) No. 33-69422 on Form S-8, (4) No. 33-64627
on Form S-8, (5) No. 33-30377 on Form S-8 and (6) No. 333-85862 on Form S-3
of our report dated February 12, 2003, except as to note 19, which is as of March 25, 2003, with respect to the Consolidated Balance sheets of Watts industries, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002 which report appears in the December 31, 2002 annual report on Form 10-K of Watts Industries, Inc.

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/s/ KPMG LLP

Boston, Massachusetts
March 26, 2003